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                                                             EXHIBIT 23.3 TO S-4

                         CONSENT OF INDEPENDENT AUDITOR

Board of Directors
P.T.C. Bancorp
Brookville, Indiana

    We consent to the inclusion in the Registration Statement on Form S-4, to be filed by Indiana United Bancorp, of our report dated January 23, 1997 on the consolidated financial statements of P.T.C. Bancorp as of December 31, 1996 and 1995, and for the years then ended, appearing in the Prospectus, which is part of the Registration Statement. We also consent to the use of our name under the heading "Experts" in the Prospectus.

                                          /s/ CROWE, CHIZEK AND COMPANY LLP
                                          --------------------------------------
                                          CROWE, CHIZEK AND COMPANY LLP

Indianapolis, Indiana
March 16, 1998